UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Whiting Petroleum Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WHITING PETROLEUM CORPORATION

September 27, 2017

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of Whiting Petroleum Corporation (“Whiting”) to be held on Wednesday, November 8, 2017, at 8:00 a.m., Mountain Time, in the Grand Hyatt Denver Grays Peak Conference Room, located on the 2nd floor at 1750 Welton Street, Denver, Colorado 80202.

At the special meeting, we will ask you to consider and vote on a proposal to adopt and approve an amendment to Whiting’s Restated Certificate of Incorporation that effects (a) a reverse stock split of the outstanding shares of Whiting’s common stock, at a reverse stock split ratio ranging from any whole number between one-for-two to one-for-six, as determined by our Board of Directors, and (b) a reduction in the number of authorized shares of Whiting’s common stock as illustrated in the table under the caption “Proposal – Effects of the Reverse Stock Split and the Authorized Share Reduction – Effect on Shares” in the accompanying proxy statement.

The proxy statement attached to this letter provides you with information about the proposed reverse stock split amendment. Please read the entire proxy statement carefully. You may obtain additional information about Whiting from documents we file with the Securities and Exchange Commission.

Your vote is important no matter how large or small your holdings may be. To assure your representation at the special meeting, please vote your shares over the Internet or via the toll-free telephone number as instructed in the Notice of Internet Availability of Proxy Materials. You also may request a printed proxy card to submit your vote by mail.

Your vote is very important.

Sincerely,

James J. Volker

Chairman, President and Chief Executive Officer

WHITING PETROLEUM CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

The Special Meeting of Stockholders of Whiting Petroleum Corporation (“Whiting”) will be held on November 8, 2017, at 8:00 a.m., Mountain Time, at the Grand Hyatt Denver Grays Peak Conference Room located on the 2nd floor at 1750 Welton Street, Denver, Colorado 80202.

The special meeting will be held for the following purposes:

1.	to adopt and approve an amendment to our Restated Certificate of Incorporation to effect (a) a reverse stock split of the outstanding shares of Whiting’s common stock, at a reverse stock split ratio ranging from any whole number between one-for-two to one-for-six, as determined by our Board of Directors and (b) a reduction in the number of authorized shares of Whiting’s common stock as illustrated in the table under the caption “Proposal – Effects of the Reverse Stock Split and the Authorized Share Reduction – Effect on Shares” in the accompanying proxy statement; and

2.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on September 18, 2017 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof (the “record date”).

Your vote is important no matter how large or small your holdings may be. To assure your representation at the special meeting, please vote your shares over the Internet or via the toll-free telephone number as instructed in the Notice of Internet Availability of Proxy Materials. You also may request a printed proxy card to submit your vote by mail. For more details, see “How do I vote?” under “About this Proxy Statement – Questions and Answers About the Special Meeting and Voting” in the accompanying proxy statement.

By Order of the Board of Directors,

WHITING PETROLEUM CORPORATION

Bruce R. DeBoer
Corporate Secretary

Denver, Colorado

September 27, 2017

PROXY STATEMENT

FOR

WHITING PETROLEUM CORPORATION

1700 Broadway, Suite 2300

Denver, CO 80290-2300

ABOUT THIS PROXY STATEMENT

Purpose

This proxy statement is being furnished by Whiting Petroleum Corporation, a Delaware corporation (“Whiting”, “we”, “us” or “our”), in connection with the solicitation by Whiting’s Board of Directors (the “Board”) of proxies to be voted at our special meeting of stockholders to be held on November 8, 2017, at 8:00 a.m., Mountain Time, in the Grand Hyatt Denver Grays Peak Conference Room, located on the 2nd floor at 1750 Welton Street, Denver, Colorado 80202, and at any adjournment or postponement thereof (the “Special Meeting”). The holders of record of Whiting’s common stock, par value $0.001 per share (“common stock”), as of the close of business on September 18, 2017, the record date for the Special Meeting, will be entitled to notice of and to vote at the Special Meeting and any adjournment or postponements thereof. As of the record date, there were 368,105,296 shares of our common stock issued, outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented at the Special Meeting.

The Special Meeting will be held for the following purposes:

1.	to adopt and approve an amendment to our Restated Certificate of Incorporation to effect (a) a reverse stock split of the outstanding shares of Whiting’s common stock, at a reverse stock split ratio ranging from any whole number between one-for-two to one-for-six, as determined by our Board of Directors (the “Reverse Stock Split”) and (b) a reduction in the number of authorized shares of Whiting’s common stock as illustrated in the table under the caption “Proposal – Effects of the Reverse Stock Split and the Authorized Share Reduction – Effect on Shares” (the “Authorized Share Reduction”); and

2.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

If our stockholders adopt and approve the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction, and Whiting implements it, the Reverse Stock Split and the Authorized Share Reduction will become effective shortly after the filing of the certificate of amendment to our Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Delaware Secretary of State. Even if stockholders adopt and approve the proposal, Whiting may delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split and the Authorized Share Reduction if the Board determines that such action is in the best interests of Whiting and our stockholders.

Recommendation of the Board of Directors

The Board recommends that you vote FOR the adoption and approval of the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

Questions and Answers About the Special Meeting and Voting

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at our Special Meeting for the purposes set forth above and in the attached Notice of Special Meeting of Stockholders. The Notice of Special Meeting of Stockholders and this proxy statement and a proxy or voting instruction card are being mailed or made available to stockholders on or about September 27, 2017.

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

We distribute our proxy materials to certain stockholders via the Internet under the “Notice and Access” approach permitted by rules of the Securities and Exchange Commission (“SEC”). This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On or before September 27, 2017, we mailed a Notice of Internet Availability of Proxy Materials to participating stockholders, containing instructions on how to access the proxy materials on the Internet to vote your shares over the Internet or by telephone. You will not receive a printed copy of the proxy materials unless you request them. If you would like to receive a printed copy of our proxy materials, including a printed proxy card on which you may submit your vote by mail, then you should follow the instructions for obtaining a printed copy of our proxy materials contained in your Notice of Internet Availability of Proxy Materials.

What do I need to do to attend the Special Meeting?

Admission to the Special Meeting is limited to stockholders as of the close of business on September 18, 2017 and their authorized proxy holders. If you hold your shares in your name as a stockholder of record and you plan to attend the Special Meeting, you will need to show valid government-issued photo identification. If your shares are held in the name of a broker, bank or other holder of record and you plan to attend the Special Meeting, you must show photo identification as well as present proof of your ownership of our stock, such as a bank or brokerage account statement, to be admitted to the Special Meeting.

For directions to the Special Meeting, please write to Corporate Secretary, Whiting Petroleum Corporation, 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300 or call (303) 837-1661.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name with our transfer agent, Computershare, you are the “stockholder of record” of those shares. The Notice of Special Meeting of Stockholders and this proxy statement and any accompanying materials have been provided directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and the Notice of Special Meeting of Stockholders and this proxy statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

How do I vote?

You may vote using any of the following methods:

•	By Internet: You can vote over the Internet by following the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card.

•	By Telephone: You can vote over the telephone by following the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card.

•

By Mail: If you have requested or received a proxy or voting instruction card by mail, you can vote by signing and dating the accompanying proxy or voting instruction card and returning it in the prepaid envelope. If you return your signed proxy or voting instruction card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors.

•

At the Special Meeting: Stockholders who attend the Special Meeting may vote in person at the Special Meeting. You may also be represented by another person at the Special Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Special Meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day until 1:00 a.m., Eastern Time, on November 8, 2017. The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials you receive. If you vote by Internet or telephone, you do not have to return your proxy or voting instruction card.

Your vote is important. You can save us the expense of a second mailing by voting promptly.

What can I do if I change my mind after I vote?

Submitting your proxy over the Internet, by telephone or by executing and returning a printed proxy card will not affect your right to attend the Special Meeting and to vote in person. Presence at the Special Meeting of a stockholder who has submitted a proxy does not in itself revoke a proxy. If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	giving written notice to the Corporate Secretary of Whiting;

•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or

•	voting by ballot at the Special Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and receive paper copies of the proxy materials will receive only one copy of our proxy statement, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. Householding conserves natural resources and reduces our distribution costs. Stockholders who participate in householding will continue to receive separate proxy cards.

Upon request, we will promptly deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. For future deliveries of proxy statements, stockholders may also request us to deliver multiple copies at a shared address to which a single copy of each document was delivered. Stockholders sharing an address who are currently receiving multiple copies of the proxy statement may also request delivery of a single copy upon request. Stockholders may notify us of their requests orally or in writing by contacting Corporate Secretary, Whiting Petroleum Corporation, at 303-837-1661 or 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

Can I access the proxy materials on the Internet?

The Notice of Special Meeting of Stockholders and this proxy statement are available on our website at www.whiting.com.

What happens if I do not instruct my broker how to vote?

Under New York Stock Exchange (“NYSE”) rules, the proposal to adopt and approve an amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction is considered a “discretionary” item. Consequently, for the proposal, a broker will have discretion to vote your shares and, therefore, may vote your shares with respect to the proposal even if you do not provide your broker with instructions on the proposal.

What is a quorum for the Special Meeting?

The presence of the holders of stock representing a majority of the voting power of all shares of stock issued and outstanding and entitled to vote at the Special Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions are counted as present and entitled to vote for purposes of determining a quorum.

What is the voting requirement to approve the proposal to adopt and approve the amendment?

The affirmative vote of the holders of a majority of the shares entitled to vote at the Special Meeting is required to adopt and approve the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction. Abstentions will act as a vote against adoption and approval of the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

How will my shares be voted at the Special Meeting?

If you submit your proxy over the Internet or by telephone, or you request a printed proxy card and properly execute and return the proxy card by mail, then the persons named as proxies will vote the shares represented by your proxy according to your instructions. If you request a printed proxy card, and properly execute and return the proxy card by mail, but do not mark voting instructions on the proxy card, then the persons named as proxies will vote FOR the adoption and approval of the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

Could other matters be decided at the Special Meeting?

Other than the adoption and approval of an amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction, the Board has no knowledge of any other matters to be presented for action by the stockholders at the Special Meeting. However, if you return your signed and completed proxy card or vote by telephone or on the Internet and any other business or matters properly come before the Special Meeting, then the persons named as proxies in the form of proxy will vote the shares represented by each proxy in accordance with their judgment on such matters.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. We have engaged Innisfree M&A Incorporated to assist us in the distribution and solicitation of proxies for a fee of $20,000, plus certain disbursements and expenses. We will also reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold our common stock.

Who will count the votes?

Representatives of our transfer agent, Computershare, will tabulate the votes and act as inspectors of election.

PROPOSAL

The Proposal

Whiting is asking stockholders to adopt and approve a proposed amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction. Our Board has unanimously approved and declared advisable the proposed amendment, and recommends that our stockholders adopt and approve the proposed amendment. The foregoing description of the proposed amendment is a summary and is subject to the full text of the proposed amendment, which is attached to this proxy statement as Annex A.

If stockholders approve this proposal, the Board will cause the Certificate of Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split and the Authorized Share Reduction only if the Board determines that the Reverse Stock Split and the Authorized Share Reduction would be in the best interests of Whiting and its stockholders. The Board also may determine in its discretion not to effect the Reverse Stock Split and the Authorized Share Reduction and not to file the Certificate of Amendment. Whiting will not effect the Reverse Stock Split without also effecting the Authorized Share Reduction, and vice versa. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split or the Authorized Share Reduction.

The proposed amendment will effect a reverse stock split of the outstanding shares of Whiting’s common stock at a reverse stock split ratio ranging from any whole number between one-for-two to one-for-six, as determined by our Board of Directors. As of the September 18, 2017 record date, 368,105,296 shares of our common stock were issued and outstanding. Based on such number of shares of our common stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the Reverse Stock Split ratio selected by our Board, issued and outstanding shares of stock as illustrated in the table under the caption “– Effects of the Reverse Stock Split and the Authorized Share Reduction – Effect on Shares”.

The proposed amendment will result in a reduction of the total number of shares of Whiting’s common stock that Whiting is authorized to issue as illustrated in the table under the caption “– Effects of the Reverse Stock Split and the Authorized Share Reduction – Effect on Shares”. See “– Effects of the Reverse Stock Split and the Authorized Share Reduction – Effect on Shares” for the number of shares of common stock authorized but not outstanding or reserved that will remain available for issuance immediately following the effectiveness of the Reverse Stock Split and the Authorized Share Reduction.

All holders of Whiting’s common stock will be affected proportionately by the Reverse Stock Split and the Authorized Share Reduction.

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our common stock will continue to be $0.001 per share (see “– Effects of the Reverse Stock Split and the Authorized Share Reduction – Reduction in Stated Capital”).

Reasons for the Reverse Stock Split and the Authorized Share Reduction

Reverse Stock Split. The Board has determined that it is in the best interests of Whiting and its stockholders to implement the Reverse Stock Split to reduce the number of shares of common stock outstanding. In determining to seek authorization for the Reverse Stock Split, the Board considered that the implementation of a reverse stock split is likely to increase the trading price for Whiting’s common stock as a result of the reduction in the number of shares outstanding. The Board also considered that the increased trading price of Whiting’s common stock that is expected as a result of the Reverse Stock Split may improve marketability of Whiting’s common stock which may facilitate trading in Whiting’s common stock.

For example, some investors may prefer to invest in stocks that trade at a per share price range more typical of companies listed on the NYSE and in-line with constituents of comparable indices, and certain institutional investors may be prohibited in their investment charters from purchasing stocks that trade below certain minimum price levels. Further, brokerage commissions paid by investors, as a percentage of a total transaction, tend to be higher for lower-priced stocks. An increased trading price for Whiting’s common stock as a result of a reverse stock split may help reduce these concerns.

Authorized Share Reduction. As a matter of Delaware law, the implementation of the Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock. However, if stockholders adopt and approve the amendment to the Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction and the Reverse Stock Split is implemented, the authorized number of shares of our common stock also would be reduced as set forth under “– Effects of the Reverse Stock Split and the Authorized Share Reduction – Effect on Shares” below. The reduction in the authorized number of shares of common stock will not be proportionate to the Reverse Stock Split ratio, though, so the practical effect of the Reverse Stock Split and the corresponding Authorized Share Reduction would be to increase by 50% the number of authorized shares of our common stock as compared to a proportionate reduction in the authorized number of shares of common stock.

In addition to the 368,105,296 shares of our common stock issued and outstanding of the record date, there were 18,735,815 shares of common stock reserved for issuance upon conversion of our 1.25% Convertible Senior Notes, 504,436 shares of common stock reserved for issuance upon exercise of outstanding options under our stockholder-approved 2013 Equity Incentive Plan and 4,999,242 shares of common stock reserved for issuance in connection with future awards available for grant under our stockholder-approved 2013 Equity Incentive Plan. As a result, as of the record date, we had only approximately 207,655,211 authorized shares of common stock that were not outstanding or reserved for issuance and that we may issue for any future business purposes.

Given that over 65% of our authorized shares of common stock are either outstanding or reserved for issuance, the Board believes that a reduction in the number of authorized shares of common stock that is not proportionate to the Reverse Stock Split ratio is desirable to enhance our flexibility in taking possible future actions, such as raising additional equity capital or other transactions that have similar effect, stock-based acquisitions, equity compensation awards or other corporate purposes. The proposed Authorized Share Reduction will allow us to accomplish these objectives. We do not have any current plans for use of the common stock available for issuance. However, by approving the amount of authorized shares of common stock as proposed by the Authorized Share Reduction now, in advance of any specific need, we believe we will be able to act in a timely manner when such a need arises or the Board believes that it is in the best interests of our company and our stockholders to take action, without the delay and expense that would be required at that time in obtaining stockholder approval of an increase in authorized shares of common stock at a future special meeting of stockholders.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction, the Board may consider, among other things, various factors, such as:

•	the historical trading price and trading volume of our common stock;

•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term; and

•	prevailing general market and economic conditions.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split and the Authorized Share Reduction

We cannot assure you that the proposed Reverse Stock Split will increase our stock price. We expect that the Reverse Stock Split will increase the market price of our common stock. However, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.

The effective increase in authorized shares as a result of the Reverse Stock Split and the Authorized Share Reduction could result in dilution or have an anti-takeover effect. The Board does not intend to issue any shares of common stock except for purposes and on terms that the Board believes to be in the best interests of our stockholders and our company. However, depending on the purpose and terms of issuance at the time, if we issue additional shares of common stock or other securities convertible into common stock in the future, it could dilute the voting rights of existing stockholders and could also dilute earnings per share and book value per share of existing stockholders. The effective increase in authorized common stock could also make more difficult or discourage attempts to obtain control of our company, thereby having an anti-takeover effect. The effective increase in authorized shares of common stock is not being proposed in response to any known threat to acquire control of our company.

Effective Time

The effective time of the Reverse Stock Split and the Authorized Share Reduction (the “Effective Time”), if approved by stockholders and implemented by Whiting, will be the date and time set forth in the Certificate of Amendment that is filed with the Delaware Secretary of State, which is expected to be shortly after such filing is made with the Delaware Secretary of State.

If, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, the Board, in its discretion, determines that it is in Whiting’s best interests and the best interests of Whiting’s stockholders to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split and the Authorized Share Reduction, the Reverse Stock Split and the Authorized Share Reduction may be delayed or abandoned, without any further action by our stockholders.

Fractional Shares

Stockholders will not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total proceeds of that sale net of any brokerage costs incurred by the transfer agent to sell such stock.

Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of Whiting’s common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold Whiting’s common stock after the Reverse Stock Split, you may do so by either:

•	purchasing a sufficient number of shares of Whiting’s common stock; or

•	if you have shares of Whiting’s common stock in more than one account, consolidating your accounts;

in each case, so that you hold a number of shares of our common stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Effects of the Reverse Stock Split and the Authorized Share Reduction

General

After the effective date of the Reverse Stock Split and the Authorized Share Reduction if the Board of Directors elects to implement it, each stockholder will own a reduced number of shares of common stock. However, the Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Whiting, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock immediately after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).

The principal effects of the Reverse Stock Split and the Authorized Share Reduction will be that:

•	each two to six shares of our common stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the Board), will be combined into one new share of our common stock;

•

no fractional shares of common stock will be issued in connection with the Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained above;

•

depending on the Reverse Stock Split ratio selected by the Board, the total number of authorized shares of our common stock will be reduced from 600,000,000 to a range of 450,000,000 to 150,000,000, as shown in the table below (as described above, this will result in an effective increase in the authorized number of shares of our common stock);

•

based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all then outstanding stock options, which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise of such stock options;

•

the number of stockholders owning “odd lots” of less than 100 shares of our common stock may potentially increase and, although odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots generally are proportionately higher than the costs of transactions in “round lots” of even multiples of 100 shares, we believe, however, that these potential negative effects are outweighed by the benefits of the Reverse Stock Split; and

•	the number of shares then reserved for issuance under the 2013 Equity Compensation Plan will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board.

Effect on Shares

The following table contains approximate information, based on share information as of September 18, 2017, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios and information regarding our authorized shares assuming that the proposal is approved and the Reverse Stock Split and the Authorized Share Reduction are implemented:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	600,000,000	368,105,296	24,239,493	207,655,211
Post-Reverse Stock Split 1:2	450,000,000	184,052,648	12,119,746	253,827,606
Post-Reverse Stock Split 1:3	300,000,000	122,701,765	8,079,831	169,218,404
Post-Reverse Stock Split 1:4	225,000,000	92,026,324	6,059,873	126,913,803
Post-Reverse Stock Split 1:5	180,000,000	73,621,059	4,847,898	101,531,043
Post-Reverse Stock Split 1:6	150,000,000	61,350,882	4,039,915	84,609,203

After the effective date of the Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of the Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on the New York Stock Exchange under the symbol “WLL” immediately following the Reverse Stock Split.

Effect on Preferred Stock and Convertible Notes

Pursuant to our Restated Certificate of Incorporation, our capital stock consists of 5,000,000 shares of Preferred Stock, par value $0.001 per share, and 600,000,000 shares of common stock. The proposed amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction would not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.

Under the terms of Whiting’s outstanding 1.25% Convertible Senior Notes due 2020 (the “Convertible Notes”), the conversion rate will be adjusted on the date the common stock first trades on the NYSE reflecting the Reverse Stock Split to result in a reduction in the number of shares of common stock into which each such Convertible Note may be convertible that is proportionate to the Reverse Stock Split ratio selected by the Board.

Reduction in Stated Capital

Pursuant to the Reverse Stock Split, the par value of Whiting’s common stock will remain $0.001 per share. As a result of the Reverse Stock Split, at the Effective Time, the stated capital on Whiting’s balance sheet attributable to our common stock will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

The combination of, and reduction in, the number of our outstanding shares of common stock as a result of the Reverse Stock Split will occur automatically at the Effective Time without any additional action on the part of our stockholders.

Upon the Reverse Stock Split, we intend to treat stockholders holding shares of Whiting’s common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of Whiting’s common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of Whiting’s common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of Whiting’s common stock for which you received a cash payment. See “– Fractional Shares.”

If you hold any of your shares of our common stock in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split shares of our common stock for either: (1) a certificate representing the post-Reverse Stock Split shares of our common stock or (2) post-Reverse Stock Split shares of our common stock in a book-entry form, evidenced by a transaction statement that will be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold, in each case together with any payment of cash in lieu of fractional shares to which you are entitled. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares of our common stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares. If you are entitled to a payment of cash in lieu of fractional shares, payment will be made as described under “– Fractional Shares.”

Stockholders should not destroy any share certificate(s) and should not submit any share certificate(s) until requested to do so.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split or the Authorized Share Reduction that is not shared by all of our other stockholders.

Reservation of Right to Delay the Filing of the Certificate of Amendment, or Abandon the Reverse Stock Split and the Authorized Share Reduction

Whiting reserves the right to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split and the Authorized Share Reduction at any time before the Effective Time, even if the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction has been approved by stockholders at the Special Meeting. By voting in favor of the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction, you are also expressly authorizing the Board to delay, until December 31, 2017, or abandon the Reverse Stock Split and the Authorized Share Reduction if the Board determines that such action is in the best interests of Whiting and our stockholders.

Vote Required

Under Delaware law, the affirmative vote of the holders of a majority of the shares entitled to vote at the Special Meeting is required to adopt and approve the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction. Abstentions will act as a vote against adoption and approval of the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

The Board recommends that you vote FOR the adoption and approval of the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

No Appraisal Rights

Under Delaware law, the Restated Certificate of Incorporation and Whiting’s by-laws, stockholders have no rights to exercise dissenters’ rights of appraisal with respect to the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders (as defined below). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, rulings of the Internal Revenue Service (“IRS”), and judicial decisions in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could adversely affect the tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares of our common stock that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If an entity classified for U.S. federal income tax purposes as a partnership or as an entity disregarded from its owner owns shares of our common stock, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership or as an entity disregarded from its owner and that owns shares of our common stock, and any members of such an entity, are encouraged to consult their tax advisors.

This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, insurance companies, banks and other financial institutions, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold shares of our common stock as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, and persons who acquired shares of our common stock as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan). Furthermore, this summary does not discuss any alternative minimum tax consequences, and does not address any aspects of U.S. state or local taxation. This summary only applies to those beneficial owners that hold shares of our common stock as “capital assets” within the meaning of the Code.

BENEFICIAL OWNERS OF SHARES OF OUR COMMON STOCK ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

We intend to take the position that the Reverse Stock Split constitutes a recapitalization for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a recapitalization:

•

a U.S. Holder’s receipt of cash in lieu of a fractional share of our common stock will result in capital gain or loss, if any, measured by the difference between the cash received and the U.S. Holder’s tax basis allocable to such fractional share;

•	a U.S. Holder will not recognize gain or loss on the Reverse Stock Split, except with respect to any cash in a lieu of a fractional share of our common stock;

•

the aggregate tax basis of the shares of our common stock received by a U.S. Holder in the Reverse Stock Split will be equal to the aggregate tax basis of the shares exchanged therefor (excluding any portion of such basis allocable to a fractional share); and

•	the holding period of the shares of our common stock received by a U.S. Holder in the Reverse Stock Split will include the holding period of the shares exchanged therefor.

SHARE OWNERSHIP

Directors and Officers

The following table sets forth the ownership of Whiting’s common stock, as of July 31, 2017, by each director, each of the named executive officers, and all directors and executive officers (serving as of July 31, 2017) as a group. Each of the holders listed below has sole voting and investment power over the shares beneficially owned. None of the holders listed below have pledged as security any of the shares beneficially owned.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned
James J. Volker	1,397,438	(1)	*
Thomas L. Aller	75,767		*
James E. Catlin	312,335	(2)	*
Philip E. Doty	64,590	(3)	*
William N. Hahne	79,904		*
Carin S. Knickel	46,000		*
Michael B. Walen	50,611		*
Michael J. Stevens	575,463	(1)	*
Mark R. Williams	471,832	(1)	*
Rick A. Ross	433,176	(1)	*
Peter W. Hagist	286,901	(1)(4)	*
All directors and executive officers as a group (16 individuals)	4,581,939	(1)	1.2%

*	Denotes less than 1%

(1)	Amounts include 539,600 shares for Mr. Volker, 229,266 shares for Mr. Stevens, 204,047 shares for Mr. Williams, 199,038 shares for Mr. Ross, 137,560 shares for Mr. Hagist and 1,730,725 shares for our executive officers as a group that vest based on performance criteria, which makes vesting uncertain and does not require reporting of these shares to the SEC as being beneficially owned pursuant to Section 16(a) of the Securities and Exchange Act of 1934 until such shares vest. Amounts also include options to acquire shares of our common stock that were exercisable within 60 days after July 31, 2017 as follows: 137,252 shares for Mr. Volker, 72,532 shares for Mr. Stevens, 14,448 shares for Mr. Williams, 16,721 shares for Mr. Ross, 6,086 shares for Mr. Hagist and 262,591 shares for our directors and executive as a group.
(2)	Includes 58,100 shares held by Mr. Catlin’s spouse. Mr. Catlin disclaims beneficial ownership of those 58,100 shares.
(3)	Includes 1,000 shares held by Mr. Doty’s spouse. Mr. Doty disclaims beneficial ownership of those 1,000 shares.
(4)	Includes 18,616 shares held by a family trust. Mr. Hagist disclaims beneficial ownership of those 18,616 shares.

Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership by persons known to us to own more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership				Aggregate	Percent of Class
	Voting Power		Investment Power
	Sole	Shared	Sole	Shared
The Vanguard Group (1)	151,658	27,300	21,542,903	164,968	21,707,871	7.6%
100 Vanguard Boulevard
Malvern, PA 19355
Senator Investment Group LP (2)	—	21,500,000	—	21,500,000	21,500,000	5.9%
510 Madison Avenue, 28th Floor
New York, NY 10022
Hotchkis and Wiley Capital Management, LLC (3)	15,269,882	—	16,400,452	—	16,400,452	5.8%
725 S. Figueroa Street 38th Floor
Los Angeles

(1)	The information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2017 reporting beneficial ownership as of December 31, 2016.
(2)	The information is based on a Schedule 13G filed by Senator Investment Group LP with the SEC on March 6, 2017 reporting beneficial ownership as of February 22, 2017.
(3)	The information is based on a Schedule 13G filed by Hotchkis and Wiley Capital Management, LLC with the SEC on February 10, 2017 reporting beneficial ownership as of December 31, 2016.

FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that we believe to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this proxy statement, words such as we “expect”, “intend”, “plan”, “estimate”, “anticipate”, “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: the possibility that stockholder approval for the amendment to effect the Reverse Stock Split and the Authorized Share Reduction will not be obtained; the possibility that the Reverse Stock Split and the Authorized Share Reduction may not have its intended effects; the possibility that factors unrelated to the Reverse Stock Split and the Authorized Share Reduction may impact the per share trading price of Whiting’s common stock; declines in, or extended periods of low oil, NGL or natural gas prices; our level of success in exploration, development and production activities; risks related to our level of indebtedness, ability to comply with debt covenants and periodic redeterminations of the borrowing base under our credit agreement; impacts to financial statements as a result of impairment write-downs; our ability to successfully complete asset dispositions and the risks related thereto; revisions to reserve estimates as a result of changes in commodity prices, regulation and other factors; adverse weather conditions that may negatively impact development or production activities; the timing of our exploration and development expenditures; inaccuracies of our reserve estimates or our assumptions underlying them; risks relating to any unforeseen liabilities of ours; our ability to generate sufficient cash flows from operations to meet the internally funded portion of our capital expenditures budget; our ability to obtain external capital to finance exploration and development operations; federal and state initiatives relating to the regulation of hydraulic fracturing and air emissions; unforeseen underperformance of or liabilities associated with acquired properties; the impacts of hedging on our results of operations; failure of our properties to yield oil or gas in commercially viable quantities; availability of, and risks associated with, transport of oil and gas; our ability to drill producing wells on undeveloped acreage prior to its lease expiration; shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services; uninsured or underinsured losses resulting from our oil and gas operations; our inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing our oil and gas operations; our ability to replace our oil and natural gas reserves; any loss of our senior management or technical personnel; competition in the oil and gas industry; the potential impact of changes in laws, including tax reform, that could have a negative effect on the oil and gas industry; cyber security attacks or failures of our telecommunication systems; and other risks described under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2016. We assume no obligation, and disclaim any duty, to update the forward-looking statements in this proxy statement.

OTHER BUSINESS

We are not aware of any matters, other than as indicated above, that will be presented for action at the Special Meeting. However, if any other matters properly come before the Special Meeting, the persons named in the enclosed proxy intend to vote such proxy in their discretion on such matters.

STOCKHOLDER PROPOSALS

If a stockholder wants us to include a proposal in our proxy statement for the 2018 annual meeting pursuant to SEC Rule 14a-8, the proposal must be received at our principal executive offices at 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300 by November 20, 2017. The proposal should be sent to the attention of our Corporate Secretary. Such a proposal must meet the stockholder eligibility and other requirements of the SEC.

We recently amended our by-laws to include a proxy access provision. Under our by-laws, stockholders who meet the requirements set forth in our by-laws may under certain circumstances include a specified number of director nominees in our proxy materials. Among other matters, a stockholder must give written notice to our Corporate Secretary not less than 120 days and not more than 150 days prior to the first anniversary of the date on which we first made available our proxy materials for the 2017 annual meeting. Under the by-laws, we must receive notice of a stockholder’s director nomination for the 2018 annual meeting pursuant to the proxy access by-law provision no sooner than October 21, 2017 and no later than November 20, 2017. If the notice is received outside of that time frame, then we are not required to include the nominees in our proxy materials for the 2018 annual meeting.

A stockholder who otherwise intends to present business, other than a stockholder proposal pursuant to Rule 14a-8, or to nominate a director, other than pursuant to our proxy access by-law provision, at the 2018 annual meeting must comply with the requirements set forth in our by-laws. Among other matters, a stockholder must give written notice to our Corporate Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary date of the 2017 annual meeting. Under the by-laws, we must receive notice of a stockholder’s intent to present business, other than pursuant to Rule 14a-8, or to nominate a director, other than pursuant to our proxy access by-law provision, at the 2018 annual meeting no sooner than the close of business on January 2, 2018 and no later than the close of business on February 1, 2018. If the notice is received outside of that time frame, then we are not required to permit the business or the nomination to be presented at the 2018 annual meeting. Nevertheless, if the Board chooses to present such proposal at the 2018 annual meeting, then the persons named in proxies solicited by the Board for the 2018 annual meeting may exercise discretionary voting power with respect to such proposal.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information, including our financial statements, with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the investor relations page of our corporate website at www.whiting.com. Whiting’s website and the information contained therein or connected thereto are not incorporated into this proxy statement, or in any other filings with, or any information furnished or submitted to, the SEC. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

ANNEX A

Amendment to Restated Certificate of Incorporation to

Effect the Reverse Stock Split and the Authorized Share Reduction

Paragraph (a) of Article FOURTH of the Restated Certificate of Incorporation of Whiting Petroleum Corporation is hereby amended and restated in its entirety to read as follows (additions are indicated by underlining and deletions are indicated by overstriking):

“(a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is ~~605,000,000~~ [455,000,000 / 305,000,000 / 230,000,000 / 185,000,000 / 155,000,000]1 shares of capital stock, consisting of (i) ~~600,000,000~~ [450,000,000 / 300,000,000 / 225,000,000 / 180,000,000 / 150,000,000]1 shares of common stock, each having a par value of $0.001 per share (the “Common Stock”), and (ii) 5,000,000 shares of preferred stock, each having a par value of $0.001 per share (the “Preferred Stock”).

At 5:00 p.m. Eastern Time on [            ]2, 2017 (the “Effective Time”), each [two / three / four / five / six]3 shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one fully paid and non-assessable share of Common Stock. From and after the Effective Time, certificates representing shares of Common Stock prior to such combination and conversion shall represent the number of shares of Common Stock into which such Common Stock prior to such combination and conversion shall have been combined and converted at the Effective Time. No fractional shares shall be issued at the Effective Time and, in lieu thereof, the Corporation’s transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share, and after the transfer agent’s completion of such sale, stockholders shall receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.”

[1]	Amount to be set based on reverse stock split ratio set by the Board of Directors.
[2]	To be determined by the Board of Directors.
[3]	To be determined by the Board of Directors.

A-1

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 AM Eastern Time, on November 8, 2017.

Vote by Internet • Go to www.envisionreports.com/WLL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposal 1.

		For	Against	Abstain	+
1.	Adoption and approval of an amendment to the Restated Certificate of Incorporation to effect (a) a reverse stock split of the outstanding shares of Whiting’s common stock and (b) a reduction in the number of authorized shares of Whiting’s common stock, each as more fully described in the proxy statement.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Whiting Petroleum Corporation

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James J. Volker and Bruce R. DeBoer, and each of them, as proxies, with full power of substitution (to act jointly or if only one acts then by that one), for the undersigned at the Special Meeting of Stockholders of Whiting Petroleum Corporation to be held on November 8, 2017, at 8:00 A.M., mountain time, in the Grand Hyatt Denver Grays Peak Conference Room, located on the 2nd Floor at 1750 Welton St., Denver, Colorado 80202, or any adjournments or postponements thereof, to vote thereat as designated on the reverse side of this card all of the shares of Common Stock of Whiting Petroleum Corporation held of record by the undersigned on September 18, 2017 as fully and with the same effect as the undersigned might or could do if personally present at said Special Meeting or any adjournments or postponements thereof, hereby revoking any other proxy heretofore executed by the undersigned for such Special Meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR adoption and approval of the amendment to the Restated Certificate of Incorporation to effect the reverse stock split and the reduction in the number of authorized shares of common stock.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.